UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2010

BITSTREAM INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-21541	04-2744890
(Commission File Number)	(IRS Employer Identification No.)

500 Nickerson Road, Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 497-6222

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	On May 27, 2010, the Annual Meeting of Stockholders of the Company was held at the corporate offices of Bitstream Inc. located at 500 Nickerson Road, Marlborough, Massachusetts 01752.

(b)	George B. Beitzel, Anna M. Chagnon, Jonathan H. Kagan, Amos Kaminski, Melvin L. Keating, David G. Lubrano, Raul K. Martynek and Charles Ying were elected at the Annual Meeting to serve as directors of the Company.

The following reflects the votes tabulated for the director nominees:

Proposal 1. To elect a board of eight (8) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified.

Nominee	For	Withheld Authority
George B. Beitzel	6,809,509	6,801
Anna M. Chagnon	6,804,709	11,601
Jonathan H. Kagan	6,809,609	6,701
Amos Kaminski	6,804,409	11,901
Melvin L. Keating	6,809,609	6,701
David G. Lubrano	6,783,390	32,920
Raul K. Martynek	6,809,509	6,801
Charles Ying	5,753,802	1,062,508

(c)	On April 27, 2010, the Company entered into a settlement agreement with Raging Capital Fund, LP, Raging Capital Fund (QP), LP, Raging Capital Management, LLC and William C. Martin to settle a proxy contest pertaining to the nomination of directors for election to the Company’s Board of Directors, as more fully described in the Company’s Current Report on Form 8-K dated April 27, 2010. Pursuant to the Settlement Agreement, the Company agreed to pay $30,000 to Raging Capital Management in consideration of Raging Capital Management having identified Mr. Martynek as a candidate for director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITSTREAM INC.

By:  /s/  James P. Dore

        James P. Dore

        Vice President and Chief Financial Officer

Dated: June 2, 2010